                                                                [Execution Copy]

                                    SCHEDULE

                                     to the

                                Master Agreement
                          (Multicurrency-Cross Border)

                                   dated as of
                                 August 10, 2006

                                     between

SWISS RE FINANCIAL PRODUCTS CORPORATION, a corporation organized under the laws of the State of Delaware
                                   ("Party A")

                                       and

  WELLS FARGO BANK, N.A., not individually but solely as trustee for Carrington
  Mortgage Loan Trust, Series 2006-NC3 with respect to the Carrington Mortgage
       Loan Trust, Series 2006-NC3 Asset-Backed Pass-Through Certificates
                                   ("Party B")

                                     PART 1
                                   DEFINITIONS

     Capitalized terms used herein and not otherwise defined shall have the meaning specified in that certain Pooling and Servicing Agreement, dated as of
August 1, 2006 (the "Pooling and Servicing Agreement"), among Stanwich Asset
Acceptance Company, L.L.C., as Depositor, New Century Mortgage Corporation, as
Servicer, and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). For the
avoidance of doubt, references herein to a particular "Section" of this
Agreement are references to the corresponding sections of the Master Agreement.

                             TERMINATION PROVISIONS

In this Agreement:-

(a)  "SPECIFIED ENTITY" means in relation to Party A for the purpose of:-

     Section 5(a)(v),     Not Applicable
     Section 5(a)(vi),    Not Applicable
     Section 5(a)(vii),   Not Applicable
     Section 5(b)(iv),    Not Applicable

     in relation to Party B for the purpose of:-

     Section 5(a)(v),     Not Applicable
     Section 5(a)(vi),    Not Applicable
     Section 5(a)(vii),   Not Applicable

     Section 5(b)(iv),    Not Applicable

(b)  "SPECIFIED TRANSACTION" is not applicable to Party A or Party B for any purpose.

(c)  The EVENTS OF DEFAULT specified under Sections 5(a)(ii), 5(a)(iv); 5(a)(v)
     and 5(a)(vi) of the Agreement will not apply to Party A or to Party B. With respect to Party B only, the provisions of Section 5(a)(iii) and 5(a)(vii)
     clause 2 will not be applicable as an Event of Default.

(d)  The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will not apply to Party A and Party B.

(e)  The "TAX EVENT" provisions of Section 2(d)(i)(4) and 2(d)(ii) of the
     Agreement shall not apply to Party B and Party B shall not be required to pay any additional amounts referred to therein.

(f)  The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to either Party A or to Party B.

(g)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
     Agreement:-

     (i)  Market Quotation will apply.

     (ii) The Second Method will apply.

(h)  "TERMINATION CURRENCY" means United States Dollars.

(i)  ADDITIONAL TERMINATION EVENT will apply. Each of the following events shall constitute an Additional Termination Event hereunder:

     (i)  A Ratings Event occurs as set forth in Part 5(f) hereof and Party A fails to satisfy the requirements set forth in Part 5(f) hereof. Party
          A shall be the sole Affected Party.

     (ii) A Swap Disclosure Event occurs as set forth in Part 5(g) hereof and
          Party A fails to satisfy the requirements set forth in Part 5(g)
          hereof. Party A shall be the sole Affected Party.

                                     PART 2
                               TAX REPRESENTATIONS

(a)  PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement,
     Party A and Party B make the following representation:-

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this
     Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this
     Agreement, (ii) the satisfaction of the agreement contained in Section
     4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or
     4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii)

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     and the other party does not deliver a form or document under Section
     4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)  PAYEE REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement,
     Party A and Party B make the following representations:-

     (i)  The following representation applies to Party A: Party A is a corporation organized under the laws of the State of Delaware.

     (ii) The following representation applies to Party B: Party B is a "U.S.
          person" as that term is used in section 1.1441-4(a)(3)(ii) of the
          United States Treasury Regulations (the "Regulations") for United
          States federal income tax purposes.

                                     PART 3
                         AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each Party agrees to deliver the following documents as applicable:-

(a)  Tax forms, documents or certificates to be delivered are:-

PARTY REQUIRED TO DELIVER
        DOCUMENT             FORM/DOCUMENT/CERTIFICATE      DATE BY WHICH TO DELIVERED
-------------------------   ---------------------------   ------------------------------

Party A and Party B.        An executed U.S. Internal     (i) Before the first Payment
                            Revenue Service Form W-9      Date under this Agreement,
                            (or any successor thereto).   (ii) promptly upon reasonable
                                                          demand by Party A and (iii)
                                                          promptly upon learning that
                                                          any such form previously
                                                          provided to Party A has become
                                                          obsolete or incorrect.

(b)  Other documents to be delivered are:

PARTY REQUIRED TO                                            DATE BY WHICH TO      COVERED BY SECTION 3(D)
DELIVER DOCUMENT         FORM/DOCUMENT/CERTIFICATE             BE DELIVERED            REPRESENTATION
-----------------   -----------------------------------   ----------------------   -----------------------

Party B.            Credit Support Document, if any,      Concurrently with the              No.
                    specified in Part 4 hereof, such      execution of this
                    Credit Support Document being duly    Agreement.
                    executed if required.

Party A/Party B.    Incumbency certificate or other       Concurrently with the              Yes.
                    documents evidencing the authority    execution of this
                    of the party entering into this       Agreement or of any
                    Agreement or any other document       other documents
                    executed in connection with this      executed in connection
                    Agreement.                            with this Agreement.

                                        3

PARTY REQUIRED TO                                            DATE BY WHICH TO      COVERED BY SECTION 3(D)
DELIVER DOCUMENT         FORM/DOCUMENT/CERTIFICATE             BE DELIVERED            REPRESENTATION
-----------------   -----------------------------------   ----------------------   -----------------------

Party B.            Copy of each report delivered under   Upon availability.                 Yes.
                    the Pooling and Servicing Agreement
                    and/or any other Transaction
                    Document.

Party A.            Legal opinion from counsel for        Concurrently with the              No.
                    Party A concerning due                execution of this
                    authorization, enforceability and     Agreement.
                    related matters, addressed to Party
                    B and acceptable to Party B.

Party A.            Certified copies of all corporate,    Upon execution and                 Yes
                    partnership or membership             delivery of this
                    authorizations, as the case may be,   Agreement
                    and any other documents with
                    respect to the execution, delivery
                    and performance of this Agreement
                    and any Credit Support Document

                  [remainder of page intentionally left blank]

                                        4

                                     PART 4
                                  MISCELLANEOUS

(a)  ADDRESSES FOR NOTICES: For the purpose of Section 12(a) of this Agreement:-

     Address for notices or communications to PARTY A:-

     Swiss Re Financial Products Corporation
                  55 East 52nd Street
                  New York, New York 10055
     Attention:   Head of Operations
     Facsimile.   (917) 322-7201

     CC:
     Attention:   Head of Legal
     Facsimile:   (212) 317-5474

     (For all purposes).

     Address for notices or communications to PARTY B:-

     Wells Fargo Bank, N.A., not individually but solely as trustee for
     Carrington Mortgage Loan Trust, Series 2006-NC3 with respect to the
     Carrington Mortgage Loan Trust, Series 2006-NC3 Asset-Backed Pass-Through
     Certificates
     9062 Old Annapolis Road
     Columbia, Maryland 21045

     Attention:   Client Manager-Carrington Mortgage Loan Trust, 2006-NC3
     Telephone:   (410) 884-2000
     Facsimile:   (410) 715-2380

     (For all purposes).

(b)  PROCESS AGENT. For the purpose of Section 13(c):-

     Party A appoints as its Process Agent: Not Applicable.

     Party B appoints as its Process Agent: Not Applicable.

(c)  OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d)  MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:-

     Party A is not a Multibranch Party.

     Party B is not a Multibranch Party.

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(e)  CALCULATION AGENT. The Calculation Agent is Party A; provided, however, if an Event of Default has occurred with respect to Party A, a Reference
     Market-maker, as designated by Party B, shall be the Calculation Agent.

(f)  CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:-

     Each of the following, as amended, extended, supplemented or otherwise modified in writing from time to time, is a "Credit Support Document":

     Party A: A Guaranty of Swiss Reinsurance Company dated as of the date hereof, in a form acceptable to Party B and, if Party A is required pursuant to Part 5(f) hereof to post collateral, an ISDA Credit Support
     Annex.

     Party B: The Pooling and Servicing Agreement.

(g)  CREDIT SUPPORT PROVIDER.

     Credit Support Provider means in relation to Party A, Swiss Reinsurance
     Company.

     Credit Support Provider means in relation to Party B, Not Applicable.

(h)  GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions (except for Sections 5-1401 and 5-1402 of the
     New York General Obligations Law).

(i)  NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will apply.

(j)  "AFFILIATE" will have the meaning specified in Section 14 of the Form
     Master Agreement; provided, however, that Party B shall be deemed not to have any Affiliates for purposes of this Transaction.

                                     PART 5
                                OTHER PROVISIONS

(a)  ADDITIONAL REPRESENTATIONS. For purposes of Section 3, the following shall be added, immediately following paragraph (f) thereto:

     (g)  It is an "eligible contract participant" within the meaning of Section
          1(a)(12) of the Commodity Exchange Act, as amended.

     (h)  It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

     (i)  NON-RELIANCE. Each party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this
          Transaction; it being understood that

                                        6

          information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

     (j)  EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

     (k)  STATUS OF PARTIES. The other party is not acting as an agent, fiduciary or advisor for it in respect of this Transaction.

(b)  NOTICE BY FACSIMILE TRANSMISSION. Section 12(a) of the Agreement is hereby amended by deleting the parenthetical "(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)."

(c)  NO SET-OFF. Without affecting the provisions of the Agreement requiring the calculation of certain net payment amounts, as a result of an Event of
     Default or Additional Termination Event or otherwise, all payments will be made without setoff or counterclaim. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this
     Agreement.

(d)  CONSENT TO RECORDING. The parties agree that each may electronically record all telephonic conversations between marketing and trading personnel in connection with this Agreement and that any such recordings may be submitted in evidence in any Proceedings relating to the Agreement.

(e)  WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL
     RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF
     OR RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY
     TRANSACTION CONTEMPLATED HEREUNDER.

(f)  DOWNGRADE OF PARTY A. For the purpose of this section, a "Ratings Event"
     shall occur with respect to Party A (or its Credit Support Provider) if the long-term and short-term senior unsecured debt ratings of Party A (or its
     Credit Support Provider) cease to be at least A and A-1 by Standard &
     Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc. or any successor thereto ("S&P") (however, in the event that Party A does not have a short-term rating from S&P, if Party A's long-term senior unsecured debt rating is reduced below "A+" by S&P) or at least A1 and P-1 by Moody's
     Investors Service, Inc. or any successor thereto ("Moody's") (however, in the event that Party A does not have a short-term rating from Moody's, if
     Party A's long-term senior debt rating is reduced below "Aa3" by Moody's)
     or at least A and F1 by Fitch Ratings Ltd. or any successor thereto
     ("Fitch") (collectively, the "Approved Rating Threshold"), to the extent such obligations are rated by S&P or Moody's or Fitch. The failure by Party
     A to comply with the provisions set forth below shall constitute an
     Additional Termination Event for which Party A shall be the sole Affected
     Party.

     If a Ratings Event shall occur and be continuing with respect to Party A, then Party A shall (A) within 5 Business Days of such Ratings Event, give notice to Party B of the occurrence of such Ratings Event, and (B) use reasonable efforts to transfer (at its own cost) Party A's rights and obligations hereunder to another party, subject to satisfaction of the
     Rating Agency Condition (as

                                        7

     defined below). Unless such a transfer by Party A has occurred within 20
     Business Days after the occurrence of a Ratings Event, Party A shall no later than the end of such 20 Business Day period, post eligible collateral at its own cost and satisfactory to Party B ("Eligible Collateral"), to secure Party B's exposure or potential exposure to Party A, and such
     Eligible Collateral shall be provided in accordance with a Credit Support
     Annex to be attached hereto and made a part hereof; provided, however, that if Party A's long-term senior unsecured debt rating is withdrawn or reduced below "BBB-" by S&P, Party A shall have 10 Business Days to effect such transfer and not be permitted to post Eligible Collateral pursuant to this sentence. The Eligible Collateral to be posted and the Credit Support Annex to be executed and delivered shall be subject to the Rating Agency
     Condition. Valuation and Posting of Eligible Collateral shall occur weekly.
     Notwithstanding the addition of the Credit Support Annex and the posting of
     Eligible Collateral, Party A shall continue to use reasonable efforts to transfer its rights and obligations hereunder to a third party with the
     Approved Rating Threshold; provided, however, that Party A's obligations to find a transferee and to post Eligible Collateral under such Credit Support
     Annex shall remain in effect only for so long as a Ratings Event is continuing with respect to Party A. "Rating Agency Condition" means, with respect to any action to be taken, a condition that is satisfied when S&P,
     Moody's and Fitch have confirmed that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the applicable class of Certificates.

(g)  SWAP DISCLOSURE EVENT. Upon the occurrence of a Swap Disclosure Event (as defined below), if Party A has not, within 10 days after such Swap
     Disclosure Event (the "Response Period") complied with one of the solutions listed below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

     It shall be a swap disclosure event ("Swap Disclosure Event") if at any time after the date hereof Carrington Securities, LP ("Carrington
     Securities") or Stanwich Asset Acceptance Corporation ("Stanwich") notifies
     Party A that in the reasonable discretion of Carrington Securities or
     Stanwich acting in good faith, the "aggregate significance percentage" of all derivative instruments (as such term is defined in Item 1115(b)(2) of
     Regulation AB (as defined below)) provided by Party A and any of its affiliates to Carrington Mortgage Loan Trust, Series 2006-NC3 (the
     "Significance Percentage") is 10% or more.

     Following a Swap Disclosure Event, Party A shall take one of the following actions at its own expense: either (I) (a) (i) if the Significance
     Percentage is 10% or more, Party A shall provide in an EDGAR compatible format the information set forth in Item 1115(b)(1) of Regulation AB for
     Party A (or for its group of affiliated entities, if applicable) or (ii) if the Significance Percentage is 20% or more, Party A provide in an EDGAR compatible format the information set forth in Item 1115(b)(2) of
     Regulation AB for Party A (or for its group of affiliated entities, if applicable) (collectively, the "Reg AB Information"), to Carrington
     Securities or Stanwich and (b) provide written consent to Carrington
     Securities and Stanwich to incorporation by reference of such current Reg
     AB Information as is filed with the Securities and Exchange Commission in the reports of Stanwich filed pursuant to the Exchange Act, and (c) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference of such accounting firm's report relating to their audits of such current Reg AB Information in the Exchange
     Act Reports of Stanwich, and (d) provide to Carrington Securities and
     Stanwich any updated Reg AB Information with respect to Party A or any entity that consolidates Party A within five days of the release of any such updated Reg AB Information; or (II) cause a Reg AB Approved Entity (as defined below) to replace Party A as party to this Agreement on terms substantially similar to this

                                        8

     Agreement prior to the expiration of the Response Period and cause such Reg
     AB Approved Entity to provide the Reg AB Information prior to the expiration of the Response Period; provided however, that no such transfer to a Reg AB Approved Entity pursuant to (II) above shall occur unless the
     Reg AB Approved entity agrees to terms identical to those contained in
     Paragraph 5(n) of this Agreement. "Reg AB Approved Entity" means any entity that (i) has the ability to provide the Reg AB Information and (ii) meets or exceeds the Approved Rating Threshold and satisfies the Ratings Agency
     Condition.

     "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
     (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange
     Commission ("SEC") in the adopting release (Asset-Backed Securities,
     Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7,
     2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

(h)  NON-PETITION. Party A hereby agrees that it will not, prior to the date that is one year and one day (or, if longer, the applicable preference period) after all Certificates (as such term is defined in the Pooling and
     Servicing Agreement) issued by Party B pursuant to the Pooling and
     Servicing Agreement have been paid in full, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for
     Party B or any substantial part of the property of Party B, or for the purpose of ordering the winding up or liquidation of the affairs of Party
     B. Nothing herein shall prevent Party A from participating in any such proceeding once commenced. The provisions of this paragraph shall survive the termination of this Agreement.

(i)  TRUSTEE LIABILITY LIMITATION. It is expressly understood and agreed by the parties hereto that (i) this confirmation is executed and delivered by
     Wells Fargo Bank, N.A. ("Wells Fargo"), not individually or personally but solely as trustee, (ii) each of the representations, undertakings and agreements herein made on the part of Party B is made and intended not as personal representations, undertakings and agreements by Wells Fargo but is made and intended for the purpose of binding only Party B, (iii) nothing herein contained shall be construed as creating any liability on Wells
     Fargo, individually or personally, to perform any covenant either expressed or implied contained herein, and (iv) under no circumstances shall Wells
     Fargo be personally liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B hereunder or any other related documents. Any resignation or removal of
     Wells Fargo as trustee under the Pooling and Servicing Agreement shall require the assignment of this confirmation to Wells Fargo's replacement.

(j)  SEVERABILITY. If any term, provision, covenant, or condition of this
     Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

                                        9

     The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(k)  The obligations of Party B under this Agreement are limited recourse obligations of Party B, payable solely from the Trust Fund (as such term is defined in the Pooling and Servicing Agreement), subject to and in accordance with the terms of the Pooling and Servicing Agreement, and, following realization of the Trust Fund, any claims of Party A against
     Party B shall be extinguished. It is understood that the foregoing provisions shall not (i) prevent recourse to the Trust Fund for the sums due or to become due under any security, instrument or agreement which is part of the Trust Fund (subject to the priority of payments set forth in the Pooling and Servicing Agreement) or (ii) constitute a waiver, release or discharge of any obligation of Party B arising under this Agreement until the Trust Fee have been realized and the proceeds applied in accordance with the Pooling and Servicing Agreement, whereupon any outstanding obligation of Party B under this Agreement shall be extinguished. Notwithstanding the foregoing (or anything to the contrary in this Agreement), Party B shall be liable for its own fraud, negligence, willful misconduct and/or bad faith.

(l)  DELIVERY OF CONFIRMATIONS. For each Transaction entered into hereunder,
     Party A shall promptly send to Party B a Confirmation (which may be via facsimile transmission). Party B agrees to respond to such Confirmation within two General Business Days, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party
     A to send a Confirmation or of Party B to respond within such period shall not affect the validity or enforceability of such Transaction. Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction.

(m)  Section 5(a)(i) is hereby amended as follows:

     The word "third" shall be replaced by the word "second" in the third line of Section 5(a)(i) of the Agreement.

(n)  COMPLIANCE WITH REGULATION AB.

     Party A agrees and acknowledges that Carrington Securities and Stanwich may be required under Regulation AB, to disclose certain financial information regarding Party A and Swiss Reinsurance Company depending on the applicable
     "significance percentage" of this Agreement, as calculated from time to time in accordance with Item 1115 of Regulation AB.

     Party A, or a Reg AB Approved Entity after a Swap Disclosure Event pursuant to Paragraph 5(g), as applicable, shall indemnify and hold harmless
     Carrington Securities, Stanwich, their respective directors or officers and any person controlling Carrington Securities or Stanwich, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the
     Reg AB Information that Party A or such Reg AB Approved Entity, as applicable, provides to Carrington Securities or Stanwich pursuant to
     Paragraph 8 (the "Party A Information") or caused by any omission or alleged omission to state in the Party A Information by Party A or the Reg
     AB Approved Entity, as applicable, a material fact required to be stated
     therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For the

                                       10

     avoidance of doubt, Party A shall provide the indemnity described above with respect to any Party A Information it is required to provide pursuant to Paragraph 8 and any Reg AB Approved Entity which has replaced Party A pursuant to Paragraph 8 shall provide the indemnity described above with respect to any Party A Information it is required to provide from pursuant to Paragraph 8.

(o)  LIMITED TRANSACTION. Party A and Party B each agrees and acknowledges that the only Transaction that are or will be governed by this Agreement is the
     Transaction evidenced by the Confirmation dated as of the date hereof (it being understood that, in the event any such Confirmation shall be amended
     (in any respect), such amendment shall not constitute (for purposes of this paragraph) a separate Transaction or a separate Confirmation).

(p)  TRANSFER, AMENDMENT AND ASSIGNMENT. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless Moody's, S&P, and Fitch have been provided prior notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of any Certificates.

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                                       11

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

SWISS RE FINANCIAL PRODUCTS CORPORATION   WELLS FARGO BANK, N.A., NOT
                                          INDIVIDUALLY BUT SOLELY AS TRUSTEE FOR
                                          CARRINGTON MORTGAGE LOAN TRUST, SERIES
                                          2006-NC3 WITH RESPECT TO THE
                                          CARRINGTON MORTGAGE LOAN TRUST, SERIES
                                          2006-NC3 ASSET-BACKED PASS-THROUGH
                                          CERTIFICATES

/s/ Robert Spuier                         /s/ Darron C. Woodus
---------------------------------------   --------------------------------------
Name:  Robert Spuier                      Name:  Darron C. Woodus
Title: Senior Vice President              Title: Assistant Vice President

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